UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021 (December 10, 2021)

Basanite, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

2041 NW 15th Avenue, Pompano Beach, Florida 33069

(Address of principal executive offices) (Zip Code)

954-532-4653

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

Exclusive Supplier Agreement with Concrete Products of the Palm Beaches

On December 10, 2021, Basanite Industries, LLC (“Basanite Industries”), a wholly-owned subsidiary of Basanite, Inc. (the “Company”), entered into an Exclusive Suppler Agreement (the “Supplier Agreement”) with Concrete Products of the Palm Beaches, Inc., a Florida corporation (“CPPB”). Based in Riviera Beach, Florida, CPPB is a custom precast manufacturer of concrete products for the construction industry, made from a combination of cement and aggregate raw materials.

Pursuant to the Supplier Agreement, Basanite Industries will supply CPPB with both basalt fiber products and basalt fiber reinforced polymer (“BFRP”) products, each as manufactured and assembled by Basanite Industries, including its BasaFlexTM BFRP reinforcing bar (“rebar”) used in strengthening concrete (the “Products”). Pursuant to the Supplier Agreement, Basanite Industries shall serve as CPPB’s exclusive supplier of basalt fiber and BFRP products of the type manufactured by Basanite Industries for use as raw materials in CPPB’s concrete products and not for resale. Basanite Industries will undertake commercially reasonable efforts to provide sufficient supply of the Products in accordance with purchase orders submitted by CPPB and accepted by Basanite Industries. CPPB is not required to purchase any minimum order of Product. During the term of the Supplier Agreement, Basanite Industries shall be precluded from manufacturing, distributing or selling concrete construction materials of the type made CPPB as of the date of the Supplier Agreement.

Under the terms of the Supplier Agreement, until December 31, 2022, Basanite Industries will sell Products to CPPB at an agreed upon discounted price to the price of steel reinforcing bar (such price for steel rebar being first obtained by CPPB via a competitive third party quote). The parties have agreed to this special pricing to afford CPPB the opportunity, for a one-year period, to incorporate Basanite Industries’ BFRP Products into CPPB’s concrete products, and to offer these combined (and the Company believes improved) products to construction projects at prices competitive to prevailing steel reinforcing bar. The Company believes this collaborative approach with CPPB will result in both an acceleration of the process to gain regulatory and other required approvals by applicable third parties (including government agencies) for inclusion in construction projects, as well as an acceleration of market recognition of the Products. Commencing January 1, 2023, Basanite Industries will sell Products to CPPB in accordance with an agreed upon fee schedule based upon Basanite Industries’ prevailing prices for the Products. Such pricing may be amended from time to time with the mutual prior consent of the parties.

Under the terms of the Supplier Agreement, Basanite Industries is responsible for the engineering conversion calculations required to modify CPPB’s product designs from using steel rebar to using BasaFlexTM BFRP reinforcement. This will be accomplished through the use of Basanite Industries’ BasaProTM proprietary software, with a required review by a Florida licensed professional engineer. CPPB is responsible, among other matters, for taking all necessary steps to obtain Product clearance, validation, importation authorization and any product approvals, regulatory licenses, or other approvals, permits or material authorizations as may be required by any governmental agency or authority with respect to the importation, marketing, distribution, sale and use of its concrete products incorporating the Products. The Company believes that the combined efforts of Basanite Industries and CPPB will also accelerate the qualification of the Products for government and other contracts and help gain the acceptance of the Products for these contracts.

The Supplier Agreement also contains other customary terms and conditions, including with respect to the making of Product orders, packaging and delivery, Product warranties, Product returns, intellectual property, confidentiality, limitations on liability, indemnification, non-solicitation of employees, insurance and representations and warranties of the parties.

The Supplier Agreement has a term of five (5) years, and thereafter the term shall automatically renew for successive one (1) year terms unless terminated by the parties prior to the end of the initial term or any renewal term. The Supplier Agreement may be terminated (i) by the mutual agreement of the parties, (ii) upon breach of the Supplier Agreement (with a notice period and an opportunity to cure) and (iii) upon the bankruptcy and insolvency of a party.

Distribution Agreement with U.S. Supplies

On December 10, 2021, Basanite Industries entered into a Distribution Agreement (the “Distribution Agreement”) with U.S. Supplies, Inc., a Florida corporation (“USS”). Based in West Palm Beach, Florida, USS is a domestic and international distributor of building products and supplies, specialty construction products, and a provider of engineering services.

CPPB and USS are related parties via the common control of Manuel A. Rodriguez (who has been appointed to the Company’s Board of Directors as described in Item 5.02 below).

Pursuant to the Distribution Agreement, USS has been appointed as a distributor of the Products and is obligated use its best reasonable efforts to distribute and promote the Products in accordance with the terms of the Distribution Agreement. Under the terms of the Distribution Agreement, Basanite Industries shall serve as USS’ sole and exclusive supplier of BFRP products of the type manufactured by Basanite Industries.

In the United States, USS will focus its distribution efforts within the market customer segments of precasters, cast-in-place contractors and federal, state, county and city governments or agencies, and internationally. The parties have agreed in the Distribution Agreement on wholesale pricing terms for Products afforded to USS under a formula where the retail prices for Products may be adjusted during the term of the Distribution Agreement.

USS’ distribution rights are exclusive in the territories of seven countries in Central America (the Republic of El Salvador, the Republic of Guatemala, the Republic of Honduras, the Republic of Colombia, the Republic of Ecuador, the Republic of Peru, and the United Mexican States) and non-exclusive for the rest of the world. Basanite Industries has also granted USS a right of first refusal on exclusive distribution rights in other territories should Basanite Industries desire to offer such rights. Otherwise, USS’ distribution rights are not exclusive. In addition, during the term of the Distribution Agreement, Basanite Industries shall not directly solicit customers (i) in the exclusive territories referred to above and (ii) any other customers first introduced to Basanite Industries by USS.

Under the terms of the Distribution Agreement, Basanite Industries is responsible to provide engineering conversion calculations when required by USS for targeted construction projects. The conversion calculations support the use of BasaFlexTM BFRP rebar reinforcement, both in new designs or to replace steel reinforcement in existing designs. This engineering work will also be accomplished through the use of the BasaProTM proprietary software, with a required review by a Florida licensed professional engineer. USS is responsible for, among other matters, obtaining any required import or export licenses necessary for Basanite Industries to ship Product, including certificates of origin, manufacturer's affidavits, and a U.S. Federal Communications Commission's identifier, if applicable and any other licenses required under US or foreign law.

The Distribution Agreement has a term of five (5) years, and thereafter the term shall automatically renew for successive one (1) year terms unless terminated by the parties prior to the end of the initial term or any renewal term. The Distribution Agreement may be terminated (i) by the mutual agreement of the parties, (ii) upon breach of the Distribution Agreement (with a notice period and an opportunity to cure) and (iii) upon the bankruptcy and insolvency of a party.

The Distribution Agreement also contains other customary terms and conditions, including with respect to registration of USS customers, packaging, shipping, Product warranties, Product returns, insurance requirements, intellectual property, confidentiality, limitations on liability, indemnification, non-solicitation of employees, and representations and warranties of the parties.

Strategic Partner Warrant

In connection with the transactions associated with the Supplier Agreement and the Distribution Agreement, the Company has issued to USS a common stock purchase warrant (the “Strategic Partner Warrant”). The Strategic Partner Warrant affords USS and its assigns the right, for a five (5) year term, to purchase up to forty million (40,000,000) shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $0.33 per Warrant Share (the “Exercise Price”). The right to purchase fifty percent (50%) (or 20,000,000) of the Warrant Shares shall vest immediately and the right to purchase the remaining fifty percent (50%) (or 20,0000,000) of the Warrant Shares shall only vest upon satisfaction of the Funding Condition. The term “Funding Condition” means the actual receipt of the Company, following December 10, 2021, of new investment into the Company of not less than $5,000,000 from one or any combination of the following entities or individuals: (i) USS and its affiliates, (ii) CR Business Consultants, Inc. (any entity controlled by Raphael Salas) and its affiliates or (iii) any person or entity first introduced to the Company by any of the foregoing.

The Strategic Partner Warrant contains a “cashless exercise” provision in the event that the Warrant Shares are not registered for resale under the Securities Act of 1933, as amended (the “Securities Act”). The Strategic Partner Warrant also contains customary stock-based (but not price-based) anti-dilution provisions, except that (i) if any subsequent uplisting and concurrent registered offering by the Company to the New York Stock Exchange, NYSE American or Nasdaq exchange (the “Re-IPO”) is priced below the Exercise Price, then the Exercise Price shall reset on a one-time basis to the offering price of the Re-IPO and (ii) subject to certain exceptions, if prior to the consummation of a Re-IPO, the Company sells securities at a price less than the Exercise Price then in effect, or issues derivative securities with an exercise or conversion price below the Exercise Price then in effect, the Exercise Price shall be adjusted downward to equal such lesser sales or exercise or conversion price.

The Strategic Partner Warrant also contains a most favored nations provision such that if the Company issues any subsequent warrants with rights that are more favorable than the rights contained in the Strategic Partner Warrant, such rights shall attach to the Strategic Partner Warrant.

The Strategic Partner Warrant and the Warrant Shares have not been registered under the Securities Act, and the issuance of the Strategic Partner Warrant was made pursuant to the exemption from registration provided by Section 4(a)(2) under the Securities Act.

The foregoing is a summary of the terms of the Strategic Partner Warrant, a copy of which is filed as Exhibit 4.1 to this Current Report, and the full text of which is incorporated herein by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions contemplated by the Distributor Agreement and the Supplier Agreement, the Board of Directors of the Company (the “Board”) has appointed Manuel A. Rodriguez and Frederick H. Tingberg, Jr. as members of the Board. Mr. Rodriguez is an affiliate of and controls each of USS and CPPB, and Mr. Tingberg (who provides consulting services to CPPB) was recommended for appointment to the Board by Mr. Rodriguez. The Company believes that each of Messrs. Rodriguez and Tingberg are qualified to serve on the Board due to their respective extensive experiences and contacts within the domestic and international construction industry.

The appointments of Messrs. Rodriguez and Tingberg were made pursuant to the terms of a director offer letter (the “Director Offer Letter”). Pursuant to the Director Offer Letter, each of Messrs. Rodriguez and Tingberg shall serve as directors of the Company until the earlier of their respective death, disability, removal from office or resignation. The positions of Messrs. Rodriguez and Tingberg on the Board shall be up for re-nomination and re-election each year at the Company’s annual shareholder’s meeting in accordance with the Company’s amended and restated bylaws.

The Director Offer Letter provides that each of Messrs. Rodriguez and Tingberg shall receive a compensation package with a value of $80,000 per year (the “Compensation Amount”). Unless the Board or the compensation committee thereof shall approve otherwise, until such time as the Company is cash-flow positive for four (4) consecutive quarters (as indicated in the Company’s publicly-filed financial statements) (“Cash Flow Positive”), the Compensation Amount shall be paid solely in the form of shares of Company common stock, options to purchase Company common stock, and/or restricted share units of Company common stock (collectively, “Company Equity”), in each case as determined by the Board or the compensation committee thereof. Such Company Equity compensation shall be issued annually and will be subject to a one-year vesting period. After the Company is Cash Flow Positive for four (4) consecutive quarters (as indicated in the Company’s publicly-filed financial statements), the Compensation Amount shall be paid in a mix of cash and Company Equity, it being currently contemplated that the cash portion will be $45,000 and the Company Equity portion will be $35,000.

The Director Offer Letter also contains customary terms relating to confidentiality, directors’ and officers’ insurance, and limitations on service to other companies that are directly competitive with the Company.

The foregoing is a summary of the terms of the Director Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report, and the full text of which is incorporated herein by reference.

The following is certain biographical information for each of Messrs. Rodriguez and Tingberg:

Manuel A. Rodriguez, 59, has served as a member of the Board of Directors since December 2021. Since 2004, Mr. Rodriguez as served as a Vice President of Concrete Products of the Palm Beaches, Inc. and the President of each of U.S. Supplies, Inc. and U.S. Construction Supply, Inc. In these capacities, Mr. Rodriguez leads these companies in all of their principal activities, including concrete product manufacturing and distribution both nationally and internationally, as well as environmental engineering services. Since 2003, he has also served as a Vice President of Beton Brunet, an infrastructure products and services company, where he overseas Southeastern United States operations. Earlier in his career, Mr. Rodriguez held several positions in the construction industry, including as a General Manager of Tri-County Concrete (1992 to 2003), Master Electrician with Stallion Electric (1989 to 1992) and a Geologist with Star Petroleum (1986 to 1989). Mr. Rodriguez is a certified master electrician in the State of Florida and is associated with several construction and concrete industry trade groups. He received his B.S. degree in Geology from the University of Florida.

Frederick H. Tingberg, Jr., 63, has served as a member of the Board of Directors since December 2021. Mr. Tingberg is a construction industry executive with extensive experience in leading construction and rehabilitation projects. Since 2020, Mr. Tingberg has served as the Chief Executive Officer of his own construction industry consulting company, Technicon Consulting Group, and since 1993, he has served as in two capacities with Lanzo Corporation, an infrastructure construction company, first as Business Development Manager and since 2018 as Chief Operating Officer. At Lanzo, Mr. TIngberg oversees underground infrastructure construction project operations and leads 160 total staff in completing over 20 projects annually. He is responsible for overseeing safety, environmental compliance, proposals, hard dollar bonded bidding, material selection, purchasing, financial controls, budgeting, and contracts with strategic partners. From 1984 to 1993, he served as Regional Pipe & Supply Area Manager for SEMSCO, a division of Clayton Group. Mr. Tingberg holds several state general contractor licenses and he received a B.S. degree in Materials Engineering from Rensselaer Polytechnic Institute.

Item 8.01   Other Information.

On December 13, 2021, the Company issued a press release regarding the matters described in this Current Report, which press release is filed s Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

4.1	Strategic Partner Warrant issued to U.S. Supplies, Inc., dated December 10, 2021.
10.1	Form of Director Offer Letter, dated December 10, 2021, for Manuel A. Rodriguez and Frederick H. Tingberg, Jr.
99.1	Press Release of the Company, dated December 13, 2021.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2021	BASANITE, INC.

	By:	/s/ Simon R. Kay
Name: Simon R. Kay
Title: Acting Interim President and Chief Executive Officer